
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Columbia Futures Fund and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                       8,131,783
<SECURITIES>                                         0
<RECEIVABLES>                                   30,338<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               8,496,409<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 8,496,409<F3>
<SALES>                                              0
<TOTAL-REVENUES>                                71,795<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               867,779
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                               (795,984)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (795,984)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (795,984)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $30,338.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $334,288.
<F3>Liabilities include redemptions payable of $51,621, accrued management fees of $28,023 and administrative expenses payable of $61,609.
<F4>Total revenues include realized trading revenue of $(117,881), net change in unrealized of $(164,816) and interest income of $354,492.

